UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) July 13, 2007

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 13, 2007, CME Slovak Holdings B.V., a wholly-owned subsidiary of Central European Media Enterprises Ltd. (the “Company”), entered into an agreement on transfer of participation interest and into an agreement on consideration with Ján Kováčik to acquire a 100% interest in MEDIA INVEST, spol. s r.o. (“Media Invest”) from him for consideration of SKK 1.9 billion (approximately US $79 million). Media Invest holds a 20% interest in Markiza-Slovakia, spol. s r.o. (“Markiza”). As a result of this acquisition, the Company now owns 100% of Markiza.

Date: July 17, 2007	/s/ Wallace Macmillan
Wallace Macmillan
Chief Financial Officer